Exhibit 99.1


[KNBT BANCORP, INC. LOGO]

NEWS RELEASE                   Release Date:  September 28, 2004 at 7:45am EST


     KNBT BANCORP, INC. TO PURCHASE OAKWOOD FINANCIAL BROKERAGE FIRM
                         ________________________


Lehigh Valley, PA (September 28, 2004) - KNBT Bancorp, Inc. (NASDAQ/NMS:KNBT) the holding company for Keystone Nazareth Bank & Trust Company (the "Bank"), announced the purchase of Oakwood Financial Corp. ("Oakwood'), a full-service brokerage firm based in Allentown, PA.

Serving clients throughout the greater Lehigh Valley region, Oakwood provides a full menu of investment, insurance and brokerage products and services.
Upon completion of the transaction, Oakwood will operate as KNBT Securities, a wholly owned subsidiary of the Bank. The acquisition is subject to customary conditions, including receipt of all required regulatory approvals.

Scott V. Fainor, President & Chief Executive Officer of KNBT, stated "this acquisition brings together the largest local community bank with the experienced professionals of a leading, local, full-service brokerage firm. Combined with the expertise of KNBT's Trust & Wealth Management professionals, Oakwood strengthens our dedication to providing our customers with a full range of products and services to meet their financial goals."

Oakwood's principals, Gerard Hallman, Richard Jennings and Kevin Serensits, with a combined 71 years of brokerage and financial planning experience, created Oakwood in 2001 after managing similar operations at Lehigh Securities and Summit Financial Services.

Gerard Hallman, who will become President of KNBT Securities, stated that "Oakwood is very excited about joining KNBT and supporting the Bank's commitment to their customers and the Greater Lehigh Valley marketplace."

About KNBT Bancorp, Inc.
KNBT Bancorp, Inc. is the parent bank holding company for Keystone Nazareth Bank & Trust Company. Keystone Nazareth Bank & Trust Company is a Pennsylvania chartered savings bank headquartered in Bethlehem, Pennsylvania with 41 branch offices in Lehigh, Northampton, Carbon and Monroe Counties, Pennsylvania.

Website:  www.knbt.com


Contacts:


Scott V. Fainor, President and Chief Executive Officer, KNBT Bancorp, Inc. and Keystone Nazareth Bank & Trust Company, 610-861-5000

Eugene Sobol, Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer, KNBT Bancorp, Inc. and Keystone Nazareth Bank & Trust Company, 610-861-5000




"Safe Harbor" Statement Under Private Securities Litigation Reform Act of 1995. The information contained in the press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to KNBT's management's intentions, plans, beliefs, expectations or opinions. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations including the acquisition of Oakwood, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of KNBT and its management, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive factors which could affect net interest income and non-interest income, general economic conditions which could affect the volume of loan originations, deposit flows and real estate values; (2) the levels of non-interest income and the amount of loan losses as well as other factors discussed in the documents filed by KNBT with the Securities and Exchange Commission from time to time and (3) regulatory approvals are not obtained to acquire Oakwood. Copies of these documents may be obtained from KNBT Bancorp upon request and without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov. KNBT undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.





                                    ###








                                page 2 of 2